SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C.  20549
                                       ______________

                                          FORM 8-K

                                       CURRENT REPORT

                             Pursuant to Section 13 or 15(d) of
                             the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported): August 4, 1995




                                     TII INDUSTRIES, INC.
                     (Exact Name of Registrant as Specified in Charter)

                                          DELAWARE
                                  (State of Incorporation)


                1-8048                                 66-0328885
         (Commission File No.)               (IRS Employer Identification No.)



           1385 Akron Street, Copiague, New York                    11726
           (Address of Principal Executive Offices)               (Zip Code)


                                        (516) 780-5000
                    (Registrant's telephone number, including area code)


                                        Not Applicable
              (Former Name or Former Address, if Changed Since Last Report)




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  Item 5.  Other Events

           The Company received a total of $13,005,248 gross proceeds during the past nine months upon the exercise of 100% of the 2,712,000 Warrants and Unit Purchase Options issued in a 1992 private placement. Included in this amount are 477,600 Warrants exercised by certain officers and directors of the Company for a total of $2,388,000. The Warrants expired August 6, 1995. This exercise represented 100% of all the Warrants issued to the investors, and 100% of the Unit Purchase Options issued to the Placement Agent, in the 1992 private placement. In accordance with the Warrants, each holder purchased one share of Common Stock of the Company at $5.00 per share resulting in the issuance of 2,200,000 shares, and in accordance with the Unit Purchase Options, 512,000 shares were issued by the exercise of 256,000 Unit Purchase Options. Each Unit Purchase Option entitled the holder to purchase one share of Common Stock for $1.88 and exercise one Warrant at $5.00 per share.



                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 TII INDUSTRIES, INC.



  Dated:  August 15, 1995                   By:  s/ Ricchard P. Bankosky
                                                 Richard P. Bankosky
                                                 Vice President - Finance
                                                  and Chief Financial Officer






















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